                                                                    Exhibit 99.1

Contact:
David K. Waldman/John W. Heilshorn                      Carl Fonash
Lippert Heilshorn & Associates                      The Quigley Corporation
(212) 838-3777                                          (267) 880-1111
dwaldman@lhai.com
-----------------

The Quigley Corporation Reports 26.5% Increase in Revenue for the Third Quarter

DOYLESTOWN,  PA. - October  28, 2003 - The Quigley  Corporation  (Nasdaq:  QGLY)
today reported revenue of $9.9 million for the quarter ended September 30, 2003, a 26.5% increase over the $7.8 million reported for the same period in 2002. For the first nine months of 2003,  revenue was $25.1 million, a 39.3% increase over the $18.0 million in the first nine months of 2002.

The increase in the 2003 revenue for the third quarter reflects a 22.9% increase in the company's  Health and Wellness  segment and a 30.9%  increase in the Cold
Remedy segment.  The increase in the 2003 revenue for the nine months reflects a
47.8% increase in the company's Health and Wellness segment and a 27.2% increase in the Cold Remedy  segment.  The  Company's  Health and Wellness  revenues have increased as its distribution  continues to expand and Cold Remedy revenues have
increased  from  the  benefits  of  continued  ongoing  strategic   advertising,
marketing initiatives and new products.

Guy J. Quigley, Chairman,  President and Chief Executive Officer stated, "During the quarter,  we announced  several  developments in our Ethical  Pharmaceutical segment. Firstly, Quigley Pharma's formulation,  which has already been shown to reduce the impact of influenza in both in-vivo and invitro studies, is now to be tested  against  the  SARS  virus.  Additionally,  a  preliminary  study  on our patent-pending topical composition QR-337, indicated that skin conditions,  such as dryness, redness, flaking, scaling and cracking were observed to improve. The positive  preliminary  results exceeded those which could be considered cosmetic and therefore indicate that the use of this new composition should be studied as a  potential  treatment  for skin  disorders.  We are now  preparing  an IND for submission to the Food and Drug Administration to obtain permission to study and develop the formula as a  prescription  drug,  and as a potential  treatment for psoriasis  and other skin  disorders.  Lastly,  we received  two patents for our compound QR-334, a new formulation  currently being tested in clinical trials to relieve Sialorrhea, excess secretions of the salivary glands."

Mr.  Quigley  continued,  "We grew both our Cold Remedy and Health and  Wellness segments,  which has  contributed to funding our research and development in the
Ethical  Pharmaceutical  segment.  During the quarter, we began shipping our new
Kidz-EEZE(TM)  Sore Throat  Pops and  Cold-EEZE(R)  Cold  Remedy  Nasal Spray to
retailers."

Income from continuing  operations for the third quarter of 2003 was $134,000 or
$0.01 per share,  compared to a loss from continuing  operations of $289,000, or
($0.03)  per share,  for the same  period  last  year.  Net income for the third quarter ended September 30, 2003 was $134,000 or $0.01 per share,  compared to a net loss of $500,000, or ($0.05) per share, in 2002.

Loss  from  continuing  operations  for the first  nine  months of 2003 was $1.8 million, or ($0.16) per share,  compared to a loss from continuing operations of
$3.4 million,  or ($0.31) per share, for the same period last year. Net loss for the first nine months of 2003 was $1.9 million,  or ($0.16) per share,  compared to a net loss of $3.7 million or ($0.34) per share in 2002.

Income (loss) from  continuing  operations for the quarter and nine months ended
September  30, 2003  continues to improve,  as compared  with 2002,  because the increases in consolidated  revenues continue to contribute  comparable increases in gross  profits,  which  were  partially  offset by  increases  in  marketing, administrative, and research and development costs.

No tax  benefits to reduce  losses are  provided for the quarter and nine months ended September 30, 2003 and 2002,  since the Company is in a net operating loss carry-forward  position,  which  began in the fourth  quarter of 1999,  from the cumulative effect of deductions attributed to options, warrants and unrestricted stock from previous years' taxable income.

In January 2003,  the Company  completed the sale of its 60% equity  interest in
Caribbean  Pacific  Natural  Products,   Inc.  to  Suncoast  Naturals,  Inc.  by
exchanging its 60% controlling  interest in Caribbean  Pacific Natural Products,
Inc.  for  750,000  Shares of  Common  Stock and  100,000  Shares of  Redeemable
Preferred  Stock of  Suncoast  Naturals,  Inc.  The  results  of  operations  of
Caribbean  Pacific  Natural   Products,   Inc.  are  reflected  as  discontinued
operations  of the company for the periods  presented.  Net loss for the quarter

                                     (more)

and nine months ended September 30, 2003 includes zero and $54,000, respectively and net loss for the quarter and nine months ended  September  30, 2002 includes
$211,000 and $293,000,  respectively  associated with discontinued operations of
Caribbean Pacific Natural Products, Inc.

The  Quigley  Corporation  makes  no  representation  that  the US Food and Drug
Administration  or any other  regulatory  agency  will  grant an IND or take any other action to allow the QR formulation to be studied or marketed. Furthermore, no claim is made that the potential medicine discussed here is safe,  effective, or approved by the Food and Drug Administration.

The Quigley Corporation (Nasdaq:  QGLY,  http://www.Quigleyco.com)  is a leading developer and marketer of diversified health products including the Cold-Eeze(R)
family of patented zinc  gluconate  glycine  (ZIGG(TM))  lozenges and sugar free tablets.  Cold-Eeze is the only  (ZIGG(TM))  lozenge proven in two  double-blind studies to reduce  the  duration  of the common  cold from 7.6 to 4.4 days or by
42%. In  addition to  Over-The-Counter  (OTC)  products,  the company has formed
Quigley  Pharma Inc.  (http://www.QuigleyPharma.com  ), a wholly  owned  ethical pharmaceutical  subsidiary,  to introduce a line of  naturally-derived  patented prescription drugs. The Quigley Corporation's customers include leading national wholesalers  and  distributors,  as well as independent and chain food, drug and mass merchandise stores and pharmacies.

Certain statements in this press release are "forward-looking statements" within the meaning of the Private Securities  Litigation Reform Act of 1995 and involve known and  unknown  risk,  uncertainties  and other  factors  that may cause the company's actual performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statement.  Factors that impact such forward-looking  statements include,  among others,  changes in worldwide general economic  conditions,  changes in interest rates, government regulations, and worldwide competition.

                                 (Tables Follow)

                                       2

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

            The following  represents  condensed  financial  data (in thousands)
except income (loss) from  continuing  operations per share and diluted net loss per share and weighted average shares outstanding for the periods presented:

                                               Three-Months        Three-Months      Nine-Months            Nine-Months
                                                   Ended              Ended             Ended                   Ended
                                           September 30, 2003   September 30, 2002  September 30, 2003   September 30, 2002
                                                   ($)                  ($)               ($)                ($)
                                           ------------------   ------------------  -------------------  ------------------

Sales:
   Sales                                         10,574                8,548              26,351              18,994
   Co-operative advertising promotions              662                  714               1,243               1,122
Net Sales                                         9,912                7,834              25,108              17,872
Licensing fees                                     --                   --                  --                   149
Gross profit                                      4,488                3,111              10,948               7,177
Sales & marketing expenses                    1,096                  789               3,439               2,518
Administrative expenses                           2,047                1,987               6,801               6,238
Research & development                        1,230                  666               2,599               1,897

Income taxes (Benefit)                             --                   --                  --                  --

Income (loss) from:
    Continuing operations                           134                 (289)             (1,813)             (3,358)
    Discontinued operations                        --                   (211)                (54)               (293)
Net income (loss)                                   134                 (500)             (1,867)             (3,651)

Diluted income (loss ) per share:

      Continuing operations                       $0.01               ($0.03)             ($0.16)             ($0.31)
      Discontinued operations                      --                 ($0.02)               --                ($0.03)
Net income (loss)                                 $0.01               ($0.05)             ($0.16)             ($0.34)

Diluted weighted average common shares
outstanding:                                 14,397,286           10,964,597          11,464,105          10,870,393

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

The following  represents  condensed  financial data (in thousands) at September
30, 2003 and December 31, 2002:

                                                   2003        2002
                                                    ($)        ($)
                                                  -------    --------

                    Cash & cash equivalents    10,647     12,897
                    Accounts receivable, net        4,600      4,188
                    Inventory                       4,526      4,527
                    Total current assets           20,490     22,476
                    Total assets                   22,999     24,935
                    Total current liabilities       6,428      6,512
                    Total stockholders' equity     16,571     18,423